EXHIBIT 4.45

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

COOL TECHNOLOGIES, INC.

PROMISSORY NOTE

Issuance Date: March 24, 2021	Original Principal Amount: $275,000
Note No. WARM-LV-2	Consideration Paid at Close: $250,000

FOR VALUE RECEIVED, Cool Technologies, Inc., a Nevada corporation with a par value of $0.001 per common share (“Par Value”) (the "Borrower"), hereby promises to pay to the order of Lucas Ventures, LLC, an Arizona limited liability company or registered assigns (the "Lender") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is two hundred seventy-five thousand dollars ($275,000.00) plus accrued and unpaid interest and any other fees. The Consideration is two hundred fifty thousand dollars ($250,000.00) (the “Consideration”) payable by wire transfer (there exists a $25,000.00 original issue discount (the “OID”)).The Lender shall pay the Consideration upon closing of this Note.

In connection with the issuance of this Note, the Borrower issued the Second Commitment Shares (as defined in the Purchase Agreement) to Lender as a commitment fee, provided, however, that the Second Commitment Shares must be returned to the Borrower’s treasury if the Note is fully repaid and satisfied on or prior to the Maturity Date, subject further to the terms and conditions of this Note.

(1) GENERAL TERMS

(a) Payment of Principal. The "Maturity Date" shall be nine (9) months from the date of each payment of Consideration, as may be extended at the option of the Lender in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b) Interest. A one-time interest charge of eight percent (8%) (“Interest Rate”) shall be applied on the Issuance Date to the Original Principal Amount. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Lender or its assignee in whose name this Note is registered on the records of the Borrower regarding registration and transfers of Notes in cash or converted into Common Stock at the Conversion Price.

(c) Security. This Note shall not be secured by any collateral or any assets pledged to the Lender.

(d) Prepayment. The Borrower shall be able to prepay this Note at any time by sending notice to Lender (“Prepayment Notice”), provided however that if a Notice of Conversion has been submitted by the Lender, the Borrower shall not be able to prepay the amount in the Conversion Notice. Further, upon confirmation by Lender that the prepayment in full of the Note has been received by the Lender and that all amounts outstanding under this Note have been paid in full within sixty (60) days of the Issue Date hereof, the Lender shall return the Second Commitment Shares back to the Borrower’s treasury, subject to the terms of this Note. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Lender within three (3) Business Days of the Optional Prepayment Notice as provided in this Section 1(d), then the Borrower shall forever forfeit its right to prepay any part of the Note pursuant to this Section 1(d) and the Lender shall no longer be required to return the Second Commitment Shares to the Borrower under any circumstances.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Borrower's failure to pay to the Lender any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Borrower's failure to pay any redemption payments or amounts hereunder);

(ii) A Conversion Failure as defined in section 3(b)(ii);

(iii) The Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing;

(iv) The Borrower or any subsidiary of the Borrower shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower or any subsidiary of the Borrower in an amount exceeding $50,000, whether such indebtedness now exists or shall hereafter be created;

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(v) The Common Stock is suspended or delisted for trading on any tier of the OTC Markets or higher exchange (the “Primary Market”);

(vi) The Borrower loses its ability to deliver shares via “DWAC/FAST” electronic transfer;

(vii) The Borrower loses its status as “DTC Eligible”;

(viii) The Borrower shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission;

(ix) The Borrower shall fail to reserve and keep available out of its authorized Common Stock as required hereunder;

(x) Any other default of any other terms in any of the Transaction Documents.

(b) Upon the occurrence of any Event of Default that has not been cured within five calendar days, the Outstanding Balance shall immediately increase to one hundred twenty-five percent (125%) of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Effect”) and a daily penalty of $1,000.00 will accrue until the default is remedied. The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. In addition, all amounts due and payable under the Note shall, at the election of the Lender, accelerate and become immediately due and payable upon notice from the Lender to the Borrower.

(3) CONVERSION OF NOTE. The Lender shall have the right, but not the obligation, to convert any amount due hereunder into shares of the Borrower’s Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(c), at any time or times, the Lender shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below).The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Borrower shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share. The Borrower shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Borrower’s Common Stock to the Lender arising out of or relating to the conversion of this Note.

(i) "Conversion Amount" means the portion of the Principal Amount and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii) "Conversion Price" shall equal $0.055 cents per share.

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(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Lender shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Borrower. On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Borrower shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Borrower's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Lender shall be entitled to the Lender's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system; or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Lender or its designee, for the number of shares of Common Stock to which the Lender shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Borrower shall, upon request of the Lender, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Lender a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record Lender or Lenders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Borrower's Failure to Timely Convert. If within three (3) Trading Days after the Borrower's receipt of the facsimile or email copy of a Conversion Notice the Borrower shall fail to issue and deliver to Lender via “DWAC/FAST” electronic transfer the number of shares of Common Stock to which the Lender is entitled upon such Lender's conversion of any Conversion Amount (a "Conversion Failure"), the Original Principal Amount of the Note shall increase by $1,000.00 per day until the Borrower issues and delivers a certificate to the Lender or credit the Lender's balance account with DTC for the number of shares of Common Stock to which the Lender is entitled upon such Lender's conversion of any Conversion Amount (under Lender’s and Borrower’s expectation that any damages will tack back to the Issuance Date). Borrower will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Borrower fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Borrower (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note).

(iii) Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the Lender of such security or with a term in favor of the Lender of such security that was not similarly provided to the Lender in this Note, then the Borrower shall notify the Lender of such additional or more favorable term and such term, at Lender’s option, shall become a part of the transaction documents with the Lender. The types of terms contained in another security that may be more favorable to the Lender of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. Financings in which the Borrower receives proceeds of one million dollars or greater or excluded from the Terms of Future Financings.

(iv) DTC Eligibility & Sub-Penny. If the Borrower fails to maintain its status as “DTC Eligible” for any reason, or, if the Share Price at is less than $0.01 at any time, the Principal Amount of the Note shall increase by fifty thousand dollars ($50,000.00) (under Lender’s and Borrower’s expectation that any Principal Amount increase will tack back to the Issuance Date). In addition, the Conversion Price shall be permanently redefined to equal sixty percent (60%) of the lowest traded price occurring during the fifteen (15) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Lender elects to convert all or part of this Note, subject to adjustment as provided in this Note.

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(c) Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Borrower shall not effect any conversions of this Note and the Lender shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Lender, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Lender will not be obligated to report to the Borrower the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Lender or an affiliate thereof, the Lender shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Lender determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Lender. If the Lender has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Lender or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Borrower shall notify the Lender of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. In the event that the Market Capitalization of the Borrower falls below $2,500,000, the term “4.99%” above shall be permanently replaced with “9.99%”. “Market Capitalization” shall be defined as the product of (a) the closing price of the Common Stock of the Common stock multiplied by (b) the number of shares of Common Stock outstanding as reported on the Borrower’s most recently filed Form 10-K or Form 10-Q.The provisions of this Section may be waived by Lender upon not less than sixty-one (61) days prior written notification to the Borrower.

(ii) Capitalization. So long as this as this Note is outstanding, upon written request of the Lender, the Borrower shall furnish to the Lender the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

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(d) Other Provisions.

(i) Share Reservation. The Borrower shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to two (2) times the number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note and the Warrant; and within three (3) Business Days following the receipt by the Borrower of a Lender's notice that such minimum number of shares of Common Stock is not so reserved, the Borrower shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(iii) Nothing herein shall limit a Lender's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Borrower's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Lender shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4) REISSUANCE OF THIS NOTE.

(a) Assignability. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding Principal.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:(i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication; (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii), or (iii) above, respectively.

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The addresses for such communications shall be:

If to the Borrower, to:

Cool Technologies, Inc.

8875 Hidden River Parkway, Suite 300

Tampa, Florida 33637

Email:

If to the Lender:

Lucas Ventures, LLC

Attention: Lucas Hoppel

Phone: 858-232-5110

Email: Luke@LGHInvestments.com

(6) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(7) WAIVER. Any waiver by the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(8) LIQUIDATED DAMAGES. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender's and Borrower's expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

BORROWER:

Cool Technologies, Inc.

By:	Timothy Hassett
Name:	Tim Hassett
Title:	Chief Executive Officer

LENDER:

Lucas Ventures, LLC

By:	Lucas Hoppel
Name:	Lucas Hoppel
Title:	Authorized Signer

[Signature Page to Convertible Note No. WARM-LV-2]

EXHIBIT A
CONVERSION NOTICE
[Borrower Contact, Position]
[Borrower Name]
[Borrower Address]
[Contact Email Address}

The undersigned hereby elects to convert a portion of the $________ Convertible Note _______ issued to Lucas Ventures, LLC on ____________ into Shares of Common Stock of ____________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Lender must be immediately notified.

Date of Conversion:
Conversion Amount:
Conversion Price:
Shares to be Delivered:

Shares delivered in name of:
Lucas Ventures, LLC

Signature:

EXHIBIT 4.45

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 24, 2021, is entered into by and between Cool Technologies, Inc., a Nevada corporation, (the “Company”), and Lucas Ventures, LLC, an Arizona limited liability company (the “Buyer”).

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. Upon the terms and conditions stated in this Agreement, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Convertible Promissory Note of the Company, in the form attached hereto as Exhibit A (the “Note”), in the original principal amount of $275,000.00 (the “Original Principal Amount”) (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”); and

C. A warrant in the Company exercisable into up to 7,000,000 warrant shares, in the form attached hereto as Exhibit B (the “Warrant”);

D. The Company wishes to issue 500,000 shares of Common Stock (the “First Commitment Shares”) and 2,500,000 shares of Common Stock (the “Second Commitment Shares”) (the First Commitment Shares and Second Commitment Shares shall collectively be referred to herein as the “Commitment Shares,” together along with the Note and the Warrant, the “Securities”) to the Buyer as additional consideration for the purchase of the Note, which shall be earned in full as of the Closing Date, as further provided herein. The First Commitment Shares are to be delivered to Buyer, via overnight courier within seven (7) calendar days following the Closing Date. On the date at which the Buyer seeks to have the restricted legend removed, in the event the Company’s share price has declined the Company agrees to issue the Buyer additional shares of Common Stock such that the aggregate value of the Commitment Shares equal the aggregate value of the Commitment Shares as of the closing date, provided this adjustment shall not apply to the Second Commitment Shares if they have been returned as provided herein.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company (i) the Note in the original principal amount of $275,000.00, and (ii) the Commitment Shares.

1.1. Form of Payment. On the Closing Date, (i) the Buyer shall pay the purchase price of $250,000.00 (the “Purchase Price”) for the Securities to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to a Company account designated by the Company, in accordance with the Company’s written wiring instructions, against delivery of the Securities, and (ii) the Company shall deliver such duly executed Securities on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

1.2. Closing Date. The date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or about March 24, 2021, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

1.3. Share Reservation. The Company shall at all times require its transfer agent to establish a reserve of shares of its authorized but unissued and unreserved Common Stock in the amount of at least 30,800,000 shares for purposes of conversion of the Note. The Company shall cause the Transfer Agent to agree that it will not reduce the reserve under any circumstances unless such reduction is pre-approved in writing by the Buyer.

1.4 Commitment Shares/Return of Second Commitment Shares. On or before the Closing Date, the Company shall issue the Commitment Shares to the Buyer. The Buyer shall not sell, transfer, lien, encumber or otherwise dispose of any of the Second Commitment Shares unless the Buyer is no longer required to return the Second Commitment Shares to the Company pursuant to the terms of the Note.

2. Buyer’s Investment Representations; Governing Law; Miscellaneous.

2.1 Buyer’s Investment Representations.

(a) This Agreement is made in reliance upon the Buyer’s representation to the Company, which by its acceptance hereof Buyer hereby confirms, that the Securities to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control.

(b) The Buyer understands that the Securities are not registered under the 1933 Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof, and that the Company’s reliance on such exemption is predicated on the Buyer’s representations set forth herein.

(c) The Buyer understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, the Buyer is aware that the Securities may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. The Buyer represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of hereof.

(d) The Buyer agrees that in no event will it make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Buyer or transferee, the Buyer shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144.

(e) The Buyer represents and warrants to the Company that it is an “accredited Buyer” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

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2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in San Diego, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

2.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

2.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

2.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

2.7 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

2.7.1 the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile;

2.7.2 the fifth (5th) Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail; or

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2.7.3 the third (3rd) Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company, to:

Cool Technologies, Inc.

8875 Hidden River Parkway, Suite 300

Tampa, Florida 33637

Email:

If to the Buyer:

Lucas Ventures, LLC

Attention: Lucas Hoppel

Email: Luke@LGHInvestments.com

2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Company’s consent thereto.

2.9 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

2.10 Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

2.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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2.12 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

2.13 Buyer’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

2.14 Ownership Limitation. If at any time after the Closing, the Buyer shall or would receive shares of Common Stock in payment of interest or principal under Note, upon exercise of the Warrant, so that the Buyer would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to the Buyer shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Buyer.

2.15 Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

Cool Technologies, Inc.

By:	Timothy Hassett
Mr. Tim Hassett Chief Executive Officer

THE BUYER: Lucas Ventures, LLC
By:	Lucas Hoppel
Lucas Hoppel Authorized Signer

SUBSCRIPTION AMOUNT:

Original Principal Amount of Note:	$275,000.00
Purchase Price:	$250,000.00

EXHIBIT A

NOTE

EXHIBIT B

WARRANT